UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

A Special Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the “Company” or “EPC”), will be held on Thursday, September 23, 2004 at 11:00 a.m. E.D.T., at the offices of the Company located at One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, for the following purposes:

1.	To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), from 50,000,000 to 150,000,000;

2.	To approve an amendment to the Company’s 2001 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 3,000,000 to 6,000,000, which would result in a net increase of 1,213,214 shares reserved for issuance under incentive plans after taking into account the termination of the Company’s 2003 Incentive Compensation Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock as reflected on the stock transfer books of the Company at the close of business on July 28, 2004 will be entitled to notice of and to vote at the meeting. In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the meeting a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order. This stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours, for at least 10 days prior to the meeting, at the offices of the Company. All stockholders are cordially invited to attend the meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

By Order of the Board of Directors,

Portsmouth, New Hampshire	Joseph E. Cresci
August 27, 2004	Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

PROXY STATEMENT

August 27, 2004

The Board of Directors of Environmental Power Corporation, a Delaware corporation (“we”, “us”, the “Company” or “EPC”), is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Special Meeting of Stockholders to be held on Thursday, September 23, 2004 at 11:00 a.m. E.D.T. at the offices of the Company located at One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, and any adjournments thereof (the “Meeting”).

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

How Proxies Work

EPC’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement. You may vote for the director nominees or withhold your vote for any nominee. You also may vote for or against the other proposals or abstain from voting.

Who May Vote

Holders of EPC’s Common Stock at the close of business on July 28, 2004 are entitled to receive notice of and to vote their shares at the Meeting. As of July 28, 2004, there were 34,007,949 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Special Meeting, you will be able to vote your shares, even if you already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•     providing written notice to the corporate Secretary of EPC before or at the Meeting;

•     submitting a new proxy with a later date; or

•     voting by ballot at the Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by EPC itself, are not voted and do not count for this purpose.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Votes Needed

The affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Meeting is required to approve the amendment to our Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of our Common Stock entitled to vote at the Meeting and present in person or represented by proxy is required to approve the amendment to the 2001 Stock Incentive Plan. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matters. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the amendment to the 2001 Stock Incentive Plan or any other matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions and broker non-votes will have the effect of a vote against the proposal to amend our Certificate of Incorporation and any other matter requiring the affirmative vote of a certain percentage of shares outstanding.

Voting on Other Matters

If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date that this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting and, pursuant to our Bylaws, the date by which other matters must have been submitted has passed.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

OWNERSHIP OF EPC’S COMMON STOCK

Beneficial Ownership of Directors, Officers and 5% Stockholders

5% or Greater Stockholders

The following table sets forth as of August 1, 2004 the name of each person who, to our knowledge, owned beneficially more than 5% of the shares of Common Stock of EPC outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	(1)	Percentage of Class
Joseph E. Cresci c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	5,569,779	(2)	16.1%
Donald A. Livingston c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	2,763,761		8.0%
Kamlesh Tejwani c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	2,820,000	(3)	7.5%
Lewis Warshauer c/o Red Bank Radiologists, P.A. 6 Riverview Plaza Red Bank, NJ 07701	2,360,000	(4)	6.8%
John O’Shea c/o Westminster Securities Corporation 100 Wall Street, 7th Floor New York, NY 10005	2,223,830	(5)	6.4%
(1)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 1, 2004 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any person.

(2)	Includes 3,643,618 shares held in a revocable trust for the benefit of members of Mr. Cresci’s family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Also includes 1,000,000 shares which Mr. Cresci deposited into a voting trust on November 20, 1996 and in which David Mulhern has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power.

(3)	Comprised of 2,820,000 shares subject to currently exercisable options.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

(4)	Of the shares indicated as being beneficially owned by the stockholder, (i) 340,000 shares, and currently exercisable warrants to acquire 120,000 shares, are held in the name of Red Bank Radiologists Pension Trust FBO Lewis Warshauer and (ii) 370,000 shares are owned jointly with his wife.

(5)	Of the shares indicated as being beneficially owned by the stockholder, (i) 1,610,000 shares are held in the name of John P. O’Shea individually, (ii) 135,000 shares, and 67,500 shares subject to a currently exercisable warrant, are held in the name of Westminster Sec. Corp. MPP, Pershing LLC as Custodian FBO John O’Shea, (iii) 382,500 shares are subject to a currently exercisable warrant to acquire 8.5 Units held in the name of John P. O’Shea individually, each of which Units consists of 30,000 shares of common stock and a warrant to acquire 15,000 shares of common stock, and (iv) 28,830 shares are subject to a currently exercisable warrant held in the name of John P. O’Shea individually.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Directors and Named Executive Officers

The following table sets forth as of August 1, 2004 the number and percentage of outstanding shares of Common Stock beneficially owned by our Named Executives, Directors, and Directors and Officers as a group.

Name of Director/Officer & Date First Joined EPC (1)	Positions and Offices	Amount and Nature of Beneficial Ownership	(2)	Percentage of Class
Joseph E. Cresci—1982	Chairman and Director	5,569,779	(3)	16.1%
Kamlesh Tejwani—2003	President and Chief Executive Officer	2,820,000		7.5%
Donald A. Livingston—1982	Executive Vice President	2,763,761		8.0%
Robert I. Weisberg—1994	Director	831,250	(4)	2.4%
August Schumacher—2002	Director	250,000	(5)	*
Jessie Knight, Jr.—2002	Director	250,000	(6)	*
John Cooper—2003	Director	100,000	(7)	*
R. Jeffrey Macartney—2002	Chief Financial Officer	90,000	(8)	*
All Directors and Officers as a Group	(8 Individuals)	12,674,790	(9)	32.9%

*Less than 1%

(1)	Each of the named individuals has an address c/o Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801.

(2)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record by the named person.

(3)	Includes 3,643,618 shares held in a revocable trust for the benefit of members of Mr. Cresci’s family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership. Also includes 1,000,000 shares which Mr. Cresci deposited into a voting trust on November 20, 1996 and in which David Mulhern has beneficial ownership in his capacity as trustee with sole voting power. Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power.

(4)	Includes 565,000 shares subject to options and warrants that are currently exercisable, of which 50,000 shares are subject to a currently exercisable warrant held by Alco Financial Services, LLC, of which Mr. Weisberg is a principal.

(5)	Includes 250,000 shares that Mr. Schumacher has the right to acquire pursuant to stock options that are all currently exercisable.

(6)	Includes 150,000 shares that Mr. Knight has the right to acquire pursuant to stock options that are all currently exercisable.

(7)	Includes 100,000 shares that Mr. Cooper has the right to acquire pursuant to stock options that are all currently exercisable.

(8)	Includes 50,000 shares Mr. Macartney has the right to acquire pursuant to stock options that are currently exercisable.

(9)	Includes 1,100,000 shares that directors and officers have the right to acquire pursuant to various stock options or warrants that are currently exercisable or exercisable within 60 days of August 1, 2004.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

PROPOSAL ONE ~ APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

The Board of Directors has requested that the stockholders of the Company approve an amendment (the “Charter Amendment”) to its Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), from 50,000,000 to 150,000,000. The Board of Directors of the Company has unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation be so amended. The Board of Directors further directed that the Charter Amendment be submitted for consideration by the Company’s stockholders at the Meeting. In the event the stockholders approve the Charter Amendment, the Company will thereafter execute and submit to the Delaware Secretary of State for filing a Restated Certificate of Incorporation reflecting the Charter Amendment. The Charter Amendment will become effective at the time the Restated Certificate of Incorporation is accepted for filing by the Delaware Secretary of State.

Under the Certificate of Incorporation, the current authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”). As of the date of this Proxy Statement, the Company has outstanding 34,536,963 shares of Common Stock, no shares of Preferred Stock, and options and warrants for the issuance upon exercise of 10,469,462 shares of Common Stock.

In addition to the 34,536,963 shares of Common Stock outstanding as of the Record Date, the Company has reserved the following Common Stock:

•	10,469,462 shares of Common Stock issuable under outstanding options and other warrants.

•	Subject to approval of the Charter Amendment and Proposal Two, 3,888,038 shares of Common Stock available for issuance under the Company’s 2001 Stock Incentive Plan.

•	1,450,000 shares of Common Stock available for issuance under the Company’s Amended and Restated 2002 Director Option Plan.

As a result, the Company currently has only 2,755,537 shares of Common Stock authorized and available for issuance.

The Board of Directors believes that additional shares of Common Stock should be authorized to be available for future acquisitions or financings, investment opportunities or business transactions as well as employee benefit plans (including the Company’s 2001 Stock Incentive Plan) or other corporate purposes. The issuance of additional shares of Common Stock for any of these purposes could have a dilutive effect on earnings per share, depending on the circumstances, and could dilute a stockholder’s percentage voting power in the Company. The Board of Directors will make the determination for future issuances of authorized shares of Common Stock, which will not require further action by the stockholders except where otherwise provided by law or then applicable stock exchange listing requirements. However, other than issuances upon exercise of outstanding options and warrants described above and any future options which may be granted to employees and directors, the Company has no definitive plans or commitments requiring the issuance of additional shares of Common Stock. The Board of Directors believes authorization of the additional shares is appropriate so that it may have the flexibility to issue shares from time to time, without the delay of seeking shareholder approval (unless required by law or then applicable stock exchange listing standards), whenever, in its judgment, such issuance is in the best interest of the Company and its stockholders.

In the event stockholders approve the Charter Amendment, Article Fourth of the Certificate of Incorporation will be amended to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 150,000,000. The par value of such stock will remain one cent ($.01) per share. The Common Stock does not have any pre-emptive rights. Upon effectiveness of the Charter Amendment, the first paragraph of Article Fourth of the Certificate of Incorporation will read as follows:

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

“FOURTH. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 152,000,000 shares, comprised of 150,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the “Common Stock”) and 2,000,000 shares of preferred stock with a par value of One Cent ($.01) per share (the “Preferred Stock”).”

Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed Charter Amendment is not in response to any effort by any person or group to accumulate the Company’s stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board of Directors to recommend or implement a series of anti-takeover measures or any other corporate transactions.

The Board of Directors recommends a vote FOR the Charter Amendment. Proxies solicited by the Board of Directors will be voted FOR the approval of the Charter Amendment, unless stockholders specify a contrary choice in their proxy.

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the Charter Amendment.

PROPOSAL TWO ~ APPROVAL OF THE AMENDMENT TO THE ENVIRONMENTAL POWER CORPORATION 2001 STOCK INCENTIVE PLAN

On November 1, 2001, the stockholders of the Company approved the adoption of the Environmental Power Corporation 2001 Stock Incentive Plan (the “Plan”). On June 23, 2004, the Board of Directors adopted a resolution to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan from 3,000,000 to 6,000,000 (the “Plan Amendment”), subject to the approval of the stockholders. Accordingly, the stockholders will be asked to approve the increase to the number of shares of Common Stock that may be issued under the Plan at the Meeting. The increase to the number of issuable shares under the Plan would become effective upon approval by the stockholders.

The Board believes that the success of the Company depends in large measure on its ability to attract and retain highly qualified officers, employees and non-employee directors who are motivated to put forth maximum effort on behalf of the Company and its stockholders. The Company currently provides for the award of stock options to non-employee directors through its Amended and Restated 2002 Director Option Plan and has made several grants to directors outside of such plan. The Company currently makes use of the Plan to grant stock options and make other equity based awards to officers and employees, but, as of August 1, 2004, only 888,038 additional shares are available for issuance under the Plan, limiting the Company’s ability to attract, retain and motivate highly qualified officers, employees and non-employee directors through use of the Plan, and to align the interests of such persons with that of stockholders generally through awards under the Plan. In addition, subject to the approval of the Plan Amendment, the Board of Directors has approved the grant to certain employees of the Company and its subsidiaries of options to purchase an aggregate of 1,860,000 shares of Common Stock under the Plan, which exceeds the number of shares now available for such grants under the Plan. The Board of Directors believes that these option grants are necessary to bring employee compensation and incentive arrangements in line with those of similarly situated companies. Furthermore, the Board of Directors believes that the increase in the number of shares available under the Plan, as well as the recent option grants, are especially important in light of the fact that the Board of Directors has elected to terminate the Company’s 2003 Incentive Compensation Plan, under which the Company had reserved 2,000,000 shares of its Common Stock for issuance pursuant to incentive compensation awards, of which only 213,214 shares were issued. Thus, approval of the Plan Amendment, combined with the termination of the 2003 Incentive Compensation Plan, would result in a net increase of only 1,786,786 shares of Common Stock reserved and available for issuance pursuant to equity incentive awards. The Board therefore recommends that the Plan Amendment be approved. Regardless of whether the Plan Amendment is approved, the Plan will remain in effect until August 20, 2011 or such later date to which it may be extended. In addition, if the Plan Amendment is not approved, the Board of Directors may consider making option grants outside of the Plan.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

The terms of the Plan are summarized below and the full text of the Plan is set forth as Appendix A to this Proxy Statement. The Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the deductibility of executive compensation. In addition, it is intended that the Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code.

Summary of The Plan:

All employees, officers and non-employee directors of, and consultants to, the Company and its affiliates, including subsidiaries, are eligible to receive awards under the Plan at the discretion of the Board of Directors or its designated committee. Approximately 15 persons are eligible to receive awards under the Plan as of August 1, 2004.

The Board of Directors has designated the Compensation Committee to administer and make awards under the Plan. This committee is composed solely of non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code. The Plan is administered in accordance with the requirements for the award of “qualified performance-based compensation” under Section 162(m) of the Code. The Compensation Committee exercises concurrent authority with the Board of Directors under the Plan.

The Compensation Committee has the power to designate persons eligible for awards under the Plan, interpret and administer the Plan and any award agreement, establish rules as deemed appropriate for the administration of the Plan and, subject to the provisions of the Plan and to applicable law, determine:

•	The type of award and number of shares covered by each award;

•	The terms and conditions of any award or award agreement; and

•	The terms of exercise of any award.

The Compensation Committee may also amend or waive the terms and conditions of an outstanding award, but may not adjust or amend the exercise price of any outstanding stock option or stock appreciation right (except in the case of a stock split or other recapitalization pursuant to Section 4(c) of the Plan).

Currently, the aggregate number of shares of Common Stock that may be issued under all awards made under the Plan is 3,000,000, with a maximum of 3,000,000 shares available for issuance as awards of incentive stock options; following the approval of the amendment to the Plan, the aggregate number of shares of Common Stock that may be issued under all awards made under the Plan will be 6,000,000, with a maximum of 6,000,000 shares available for issuance as awards of incentive stock options. The Compensation Committee may adjust the number of shares in the case of a stock split or other recapitalization pursuant to Section 4(c) of the Plan. Shares covered by an award which are forfeited or not purchased are available under the Plan again for granting awards. In the event that the Compensation Committee determines that a dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, affects the Common Stock of the Company such that an adjustment is deemed to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the Plan, the Compensation Committee may make such adjustments as it deems equitable. No person eligible for awards under the Plan may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Company’s Common Stock, relating to more than 1,000,000 shares in the aggregate in any calendar year. Except for the grant of an option to purchase 150,000 shares of Common Stock to R. Jeffrey Macartney, one of the Named Executives, and the grant of options to purchase an aggregate of 1,710,000 shares of Common Stock to other employees of the Company and its subsidiaries who are not Named Executives, all of which are subject to the Plan Amendment, the number and types of awards that will be granted under the Plan are not determinable, as the Compensation Committee will make such determinations in its sole discretion.

The exercise price of options granted under the Plan cannot be less than 100% of fair market value of a share on the date of the grant (110 percent of the fair market value in the case of individuals holding 10% or more of our common stock.) Fair market value is generally the last sale price of the Common Stock as reported on the business day immediately preceding the date upon which fair market value is being determined. The fair market value of a

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

share of Common Stock as of August 1, 2004 was $1.04. The Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years.

Under the Plan the committee may award options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards, and any combination of these. The provisions of the Plan governing these awards are contained in the Plan, attached hereto as Appendix A. Generally, the consideration to be received by the Company for awards under the Plan will be the eligible persons’ past, present or expected future contributions to the Company. The Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards.

Transfer of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Subject to the provisions of the Plan or an award agreement, the Compensation Committee may not amend any outstanding award agreement without the participant’s consent, if the action would adversely affect the participant’s rights. The Compensation Committee may assist a participant in satisfying the participant’s tax withholding obligations by allowing the participant to elect to have the Company withhold shares which would otherwise be delivered upon exercise or receipt of the award or by delivering to the Company shares already owned with a value equal to the amount of the taxes.

The Board of Directors may amend or terminate the Plan at any time, except that prior stockholder approval will be required for any amendment to the Plan that:

•	Requires stockholder approval under the rules or regulations of any other securities exchange or quotation system that are applicable to the Company, or

•	Without stockholder approval, would cause the Company to be unable, under the Code, to grant incentive stock options under the Plan.

Federal Income Tax Consequences:

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan.

Option or Stock Appreciation Right Grant - The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient as of the date of the grant.

Exercise of Incentive Stock Option - The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option - Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount.

Exercise of Stock Appreciation Right - Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company.

Disposition of Shares Acquired Through an Option - The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option or stock appreciation right. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Option or Stock Appreciation Rights - With respect to other awards granted under the Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount.

With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and, subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Application of Section 16 of the Exchange Act - Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation - Under the Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2003, regarding securities to be issued by the Company with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Shares Issued (1)	Exercise Price (2)	Shares Remaining (3)
Equity compensation plans approved by security holders	2,711,962	0.92	2,693,038
Equity compensation plans not approved by security holders	5,600,000	0.74	—

Total	8,311,962	0.80	2,693,038

(1) Number of securities to be issued upon exercise of outstanding options, warrants and rights
(2) Weighted average exercise price of outstanding options, warrants and rights
(3) Number of securities remaining available for future insurance under equity compensation plans

The options, warrants and rights to purchase 5,600,000 shares issued under compensation arrangements not approved by security holders consist of:

•	Options for 450,000 shares and warrants for 50,000 shares issued in 2001 and options for 100,000 shares issued in 2002 referred to in Note L and described in Note O to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and
•

5,000,000 options exercisable at an average price of $0.75 per share issued to Kamlesh Tejwani on July 3, 2003 as part of his overall compensation package. On March 29, 2004, the Company and Mr. Tejwani entered into an amendment to the option agreement relating to these options pursuant to which 1,000,000 of

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

these options were rescinded. The remaining options vest in two tranches of 2,500,000 options and 1,500,000 options upon the achievement of specific performance goals.

Stockholder Approval Of Plan

The Board of Directors recommends that stockholders vote FOR approval of the Plan Amendment. Proxies solicited by the Board of Directors will be voted FOR the approval of the Plan Amendment, unless stockholders specify a contrary choice in their proxy.

The affirmative vote of a majority of the shares (by voting power) present in person or represented by proxy and entitled to vote at the Meeting is required for approval of the Plan Amendment.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS AND RELATED INFORMATION

Compensation of Directors

Each director of EPC who is not an officer or employee of EPC receives $2,000, plus expenses, for each scheduled meeting of the Board of Directors or non-coincident meeting of a board committee which he or she attends. In addition, the Chairman of the Audit Committee receives $4,000 for each meeting of the Audit Committee attended. Furthermore, under our 2002 Director Option Plan, each non-employee director first elected on or after July 25, 2002, the date of our 2002 Annual Meeting, receives 50,000 options on the date of such first election or appointment. In addition, regardless of when first elected, each non-employee director will receive a grant of 50,000 options on each anniversary date of such director’s election or appointment. The 2002 Director Option Plan was amended on effective July 25, 2003. As a result, each non-employee director receives 100,000 options on the date of the first board meeting following our annual meeting of stockholders.

The following table shows the number of options granted to each director under the Amended 2002 Director Option Plan or other plans approved by shareholders and the number of shares of stock granted in lieu of cash.

Director	Options		Stock (1)
August Schumacher	150,000	(2)	15,839
Robert I. Weisberg	100,000		15,839
John Cooper	100,000		—
Jessie Knight, Jr.	100,000		15,839

(1) During 2003, certain directors received shares of stock in lieu of cash compensation for attending two scheduled meeting. The number of shares issued were based upon the closing price of the stock on the day of each of those meetings.

(2) Mr. Schumacher received 50,000 options that were granted under the 2001 Incentive Compensation Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Jessie Knight, Jr., August Schumacher, Jr., and Robert Weisberg. No member of the Compensation Committee is now an officer or an employee of EPC or any of its subsidiaries or has been at any time an officer or employee of EPC or any of its subsidiaries. Mr. Weisberg is a principal of Alco Financial Services, LLC, which was a lender to EPC. The loan transaction with Alco is described in Item 13 below.

Compensation of Executive Officers

Summary Compensation Table: The following table sets forth certain information with respect to the annual and long-term compensation of our Chief Executive Officer, Chief Operating Officer and each other executive officer earning in excess of $100,000 in salary and bonus in 2003 for the three fiscal years ended December 31, 2003. Such persons are referred to as the Named Executives.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Name	Year	Annual Compensation		Long-Term Compensation
Principal Position		Salary	Bonus	Restricted Stock	Options
Joseph E. Cresci Chairman	2003 2002 2001	$ 330,000 $ 400,000 $ 285,417	— — —	— — —	— — —
Kamlesh Tejwani President and Chief Executive Officer Mr. Tejwani joined EPC on July 3, 2003	2003 2002 2001	$ 110,913 — —	— — —	— — —	5,000,000 — —
Donald A. Livingston Executive Vice President	2003 2002 2001	$ 378,900 $ 400,000 $ 285,417	— — —	— — —	— — —
R. Jeffrey Macartney Chief Financial Officer and Treasurer Mr. Macartney joined EPC on April 26, 2002	2003 2002 2001	$ 148,667 $ 109,333 —	— — —	— — —	300,000 100,000 —

Stock Option Grants: The following table contains information concerning the grant of stock options made during 2003 to the Named Executives.

2003 Option Grants	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees	Exercise Price (Avg.)	Expiration Date	Value of Options at Time of Issue
Joseph E. Cresci	—		0.00%	$ —	—	$—
Kamlesh Tejwani	5,000,000	(1)	71.79%	$0.71	1/3/2011	$772,645	(2)
Donald A. Livingston	—		0.00%	$ —	—	$—
R. Jeffrey Macartney	300,000	(3)	4.31%	$0.88	12/16/2013	$256,051	(4)

(1) These options were issued outside of any compensation plan approved by security holders. On March 29, 2004, the Company and Mr. Tejwani entered into an amendment to the option agreement relating to these options pursuant to which 1,000,000 of these options were rescinded. The remaining options vest in two tranches of 2,500,000 options and 1,500,000 options upon the achievement of specific performance goals.

(2) Calculated using Black-Scholes Option Pricing Model with the following assumptions: stock price of $0.20, annual volatility of 100.41%, no dividends, maturity of 8 years, and interest rate of 3.67%.

(3) Options issued under the Company’s 2001 Stock Incentive Plan. Options vest as to 75,000 shares on each of the first four anniversaries of the October 29, 2003 grant date.

(4) Calculated using Black-Scholes Option Pricing Model with the following assumptions: stock price of $0.88, annual volatility of 131.72%, no dividends, maturity of 10 years, and interest rate of 4.24%.

Option Exercises and Year-End Value Table: The following table sets forth information regarding the exercise of stock options during 2003 and the number and value of unexercised options held at December 31, 2003 by each Named Executive.

2003 Option Exercises & Year- End Option Values	Options Exercised		Number of Securities Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		“In-the-Money” Options(1)
	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph E. Cresci	—	$ —	—	—	$ —	$ —
Kamlesh Tejwani	—	$ —	—	5,000,000	$ —	$1,625,000
Donald A. Livingston	—	$ —	—	—	$ —	$ —
R. Jeffrey Macartney	—	$ —	25,000	375,000	$8,000	$30,000

(1)	Options are “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $0.90 per share, the closing price per share on December 31, 2003, and the exercise price of the option, multiplied by the applicable number of options.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

Defined Benefit Pension Plan

Effective January 1, 1998, we established a non-contributory defined benefit pension plan covering all of our employees who are at least 21 years of age and who have completed at least one year of service. Under the Pension Plan, the benefits payable to each employee at the normal retirement age of 62 are based on years of service and compensation during the three consecutive years of the 10 years immediately preceding retirement which would yield the highest monthly benefit payment. Employees who have at least 20 years of service at the time of their retirement would receive the maximum retirement benefit. Our general funding policy is to contribute annually to the Pension Plan the maximum amount that can be deducted for Federal income tax purposes.

Effective January 1, 2003, we amended the Pension Plan to provide that benefits earned after 2002 will accrue at the rate of 1.5% of average compensation (with no cap on service) and will be payable at age 65 rather than age 62. Existing accrued benefits will remain intact. The amended Pension Plan has a two-year waiting period before employees enter the Pension Plan, rather than one year. Employees who join the Pension Plan after two years will be fully vested at that time.

The following table shows the estimated annual pension benefits payable upon retirement to a participant of the Pension Plan for various salary levels and years of service.

Average Annual	Years of Service
Compensation	10	15	20	25
100,000	15,000	22,500	30,000	37,500
150,000	22,500	33,750	45,000	56,250
200,000	30,000	45,000	60,000	75,000
250,000	30,000	45,000	60,000	75,000

During fiscal year 2003, the maximum amount of annual compensation which may be included for Pension Plan purposes was $200,000. The figures shown above apply under the Pension Plan as amended. The benefit amounts listed are not subject to any deduction for Social Security or other offset amounts. As a result of limitations imposed under the Federal income tax law, the maximum annual benefit payable under the Pension Plan for the fiscal year ending December 31, 2003 is $160,000, although the amount will be actuarially adjusted in accordance with Federal income tax regulations if payments commence prior to or following age 65. As of December 31, 2003, Messrs. Cresci and Livingston each had over twenty years of credited service under the Pension Plan.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors determines the Company’s executive compensation policy and sets compensation for the Chairman (the “Chairman”), the Chief Executive Officer (the “CEO”), and the President.

The Compensation Committee’s policy is to offer the Chairman and the CEO competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company’s performance in an appropriate fashion in the long-term interests of the Company and its stockholders. Currently, executive compensation is comprised of salary and cash bonuses that may be awarded from time to time, as well as long-term incentive opportunities in the form of stock options as warranted.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chairman and the CEO. While the Compensation Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. Base salaries for the Chairman and the CEO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Compensation Committee focuses primarily on total annual compensation, including incentive

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

awards and benefits derived from other fringe benefits such as the Pension Plan, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. Compensation decisions regarding executive officers other than the Chairman and CEO are made by the Chairman and CEO, in consultation with the Compensation Committee and the Chief Financial Officer.

In 2003, Mr. Cresci, the Company’s Chairman, agreed to reduce his base salary of $400,000 by $120,000, as a condition to his participation in the Company’s newly adopted 2003 Incentive Compensation Plan. No bonuses were paid to Mr. Cresci in 2003. Furthermore, the Compensation Committee considered Mr. Cresci’s substantial stock ownership and elected not to grant any options to him in 2003.

In July 2003, Mr. Cresci elected to give up his position as Chief Executive Officer, and Mr. Tejwani was hired to fill that role. In connection with the hiring of Mr. Tejwani, the Compensation Committee determined to pay him a base salary of $225,000, which the Compensation Committee believed to be commensurate with Mr. Tejwani’s experience and the level of compensation accorded to chief executive officers of similarly-situated companies. In addition, as part of his employment package as CEO, the Company made an option grant to acquire 5,000,000 shares of common stock to Mr. Tejwani, which was subsequently reduced to 4,000,000 shares in March 2004. See “Employment, Termination and Change-in-Control Arrangements” above. The Compensation Committee believed that it was important to give Mr. Tejwani a strong equity-based incentive given his lack of ownership of the Company’s stock, in order to more closely align his interests with those of the Company’s stockholders. The March 2004 amendment to Mr. Tejwani’s stock options was intended to tie the vesting of those options more closely with certain financing objectives important to the Company’s future growth and for which Mr. Tejwani has principal responsibility. Given the Company’s cash constraints, no bonus was paid to Mr. Tejwani for 2003.

In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO’s and the four highest compensated officers unless the compensation is performance-based and certain other conditions are satisfied. The Compensation Committee takes the limitations of Section 162(m) into account in making its compensation decisions, but such limitations are not a determining factor. The Compensation Committee does not anticipate that the limitations of Section 162(m) would apply in any material respect to the Company’s current compensation arrangements, if at all.

Respectfully submitted by the Compensation Committee*

Jessie J. Knight, Jr.

August Schumacher, Jr.

Robert I. Weisberg

*The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

STOCK PERFORMANCE GRAPH

The following graph compares the Company’s cumulative stockholder return on its Common Stock with the return on the NASDAQ Market Index and with the SIC Code 4911 (Electric Services) Index for the five year period ended December 31, 2003.

The foregoing graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The stock price performance shown on the foregoing graph is not necessarily indicative of future price performance.

Employment, Termination and Change-in-Control Arrangements

On July 3, 2003, EPC and Mr. Tejwani executed an Employment Agreement and a related Non-Statutory Stock Option Agreement. These agreements were amended on March 29, 2004. Under the terms of the Employment Agreement, as amended, Mr. Tejwani is an “at will” employee until the Renewal Date, which is defined as the closing of the sale of equity securities of the Company or its subsidiary, Microgy Cogeneration Systems, Inc., referred to as Microgy, resulting in gross proceeds of at least $3,500,000. Provided that the Renewal Date occurs and neither the Company nor Mr. Tejwani has terminated his employment, Mr. Tejwani would be employed under the terms of the Employment Agreement until July 3, 2006. In accordance with the terms of the Employment Agreement, Mr. Tejwani receives an annual base salary of $225,000, subject to discretionary salary increases and annual discretionary bonuses determined by the Board of Directors. Other compensation and benefits include full health care coverage, paid vacation, the use of the company leased vehicle, and stock options under the terms of the Non-Statutory Stock Option Agreement. The original Non-Statutory Stock Option Agreement provided for options to acquire 5,000,000 shares of EPC’s common stock that would vest at exercise prices of $0.25, $1.00, and $1.50 over 3 different periods. The amended Non-Statutory Stock Option Agreement provides for options to acquire

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

4,000,000 shares of EPC’s common stock that are exercisable in two tranches. The first tranche consists of 2,500,000 options exercisable at $0.25. The second tranche consists of 1,500,000 options exercisable at $1.00. These options will vest upon the successful completion of one or more Qualified Financings, defined as the sale of equity securities of the Company or Microgy on or before July 3, 2006, provided that the first such financing results in gross proceeds of at least $3,500,000. The options will vest in the same percentage as the percentage of $8,000,000 which the gross proceeds in each Qualified Financing represents, with such percentage applied to the lower-priced options first. If Mr. Tejwani’s employment is terminated after the Renewal Date but before the ending date of July 3, 2006, he would receive a maximum of 12 months of salary and benefits.

In April 2002, EPC and Mr. Macartney executed summary terms applicable to Mr. Macartney’s employment as Chief Financial Officer of EPC. While not a formal employment agreement, such terms provide that Mr. Macartney receives a base salary of $160,000 annually, subject to discretionary salary increases and annual discretionary bonuses determined by the Company’s Chief Executive Officer. Mr. Macartney received a 100,000 share option grant in May 2002 upon election as CFO and is eligible for an annual discretionary option grant to be determined by the Chief Executive Officer. EPC provides a leased vehicle for Mr. Macartney’s use at a cost of $6,600 annually. Mr. Macartney is an at-will employee. However, in the event Mr. Macartney’s employment is terminated by Mr. Tejwani as a result of Mr. Tejwani’s desire to hire a new Chief Financial Officer or by a new Chief Executive Officer electing to hire a new Chief Financial Officer, Mr. Macartney will receive one year’s severance and benefits, including health coverage and use of the company leased vehicle for one year. Mr. Macartney would then also be granted an additional 100,000 options to purchase common stock. All such options, together with any options previously granted, would become immediately vested and would remain exercisable based on the dates in the stock option agreements. In the event Mr. Macartney’s employment is terminated for any other reason, he will receive six months severance and benefits, including but not limited to health coverage and use of the company leased vehicle for six months. The 100,000 options granted in May 2002 would become immediately vested and be exercisable based on the dates in the stock option agreement.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Company must be received at the Company’s principal executive offices (i) not later than January 18, 2005 or (ii) in the event the date of the 2005 Annual Meeting changes by more than 30 days from the Meeting, a reasonable time before the Company mails its proxy materials for the 2005 Annual Meeting. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2005 Annual Meeting of Stockholders on or before (i) April 2, 2005, which corresponds to forty-five days before the date on which the Company first mailed this proxy statement, or (ii) in the event the date of the 2005 Annual Meeting changes by more than 30 days from the day of the year in 2004 that the Meeting was held, a reasonable time before the Company mails its proxy materials for the 2005 Annual Meeting, the proxy for the 2005 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s Common Stock for at least one year by the date the proposal is submitted, and must continue to hold those securities through the date of the 2005 Annual Meeting. Each stockholder may submit no more than one proposal for the 2005 Annual Meeting, and such proposal may not exceed 500 words.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those matters described in this Proxy Statement. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor

Portsmouth, New Hampshire 03801

ANNUAL REPORT ON FORM 10-K

You may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission without charge by writing to: Investor Relations, Environmental Power Corporation, One Cate Street, Portsmouth, New Hampshire 03801.

The Company’s Annual Report on Form 10-K, as well as additional public filings, press releases and information about the Company, are also available on the internet from the Company’s web site which is located at www.environmentalpower.com.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” and “Stock Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you if you call or write us at the following address or phone number: Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, Telephone: (603) 431-1780. If you want to receive separate copies of our Annual Reports and Proxy Statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

The Board of Directors hopes that you will attend the Meeting. Whether or not you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience. If you attend the Meeting you may still vote your stock personally even though you may have already sent in your proxy.

Portsmouth, New Hampshire	By order of the Board of Directors

August 27, 2004	/s/Joseph E. Cresci

Secretary

Appendix A

ENVIRONMENTAL POWER CORPORATION

2001 STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g) “Company” shall mean Environmental Power Corporation, a Delaware corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(j) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be determined as follows:

(i) If the Shares are then listed on a national securities exchange or reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”) or other system reporting a closing price, the closing price of a Share on such date;

(ii) If the Shares are then not so listed or reported but traded in the over-the-counter market, the average closing bid and asked prices per Share on such date; or

(iii) In all other cases, the fair market value per Share, as estimated in good faith by the Committee.

(k) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(l) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(m) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(n) “Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

(o) “Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r) “Person” shall mean any individual, corporation, partnership, association or trust.

(s) “Plan” shall mean the Environmental Power Corporation 2001 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(t) “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(u) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(v) “Share” or “Shares” shall mean shares of common stock, $.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(w) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or to a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(c) Power and Authority of the Board of Directors. In the event the Committee has not been designed, the Board shall exercise the powers and duties of the Committee under the Plan. Furthermore, notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,000,000*. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 3,000,000*, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

*	This will be increased to 6,000,000 if the Plan Amendment is approved.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock subject to restriction at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g) General

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in the case of an Incentive Stock Option such option shall not be exercisable after the expiration of 10 years from the date such option is granted.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange or system, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange or system.

Section 7. Amendment and Termination; Adjustments

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) would violate the rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company; or

(ii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Delaware.

(g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan

The Plan shall be effective as of August 20, 2001, subject to approval by the shareholders of the Company within one year thereafter.

Section 11. Term of the Plan

No Award shall be granted under the Plan after ten years from the date set forth in Section 10 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

Appendix 1

PROXY

ENVIRONMENTAL POWER CORPORATION

Proxy for the Special Meeting of Stockholders to be held on September 23, 2004

This Proxy is solicited on behalf of the Board of Directors

of Environmental Power Corporation

The undersigned, revoking all prior proxies, hereby appoint(s) Joseph E. Cresci, Donald A. Livingston and R. Jeffrey Macartney, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Environmental Power Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of the Company, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801 on Thursday, September 23, 2004, at 11:00 a.m. E.D.T., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

Please date, sign and mail your

proxy card back as soon as possible!

Special Meeting of Stockholders

ENVIRONMENTAL POWER CORPORATION

September 23, 2004

Please detach and mail in the envelope provided

☒ Please mark votes as in this example.

1. To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) from 50,000,000 to 150,000,000.

	FOR the amendment ☐	WITHHOLD AUTHORITY to vote in favor of the amendment ☐
2. To approve an amendment to the Company’s 2001 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 3,000,000 to 6,000,000.	FOR the amendment ☐	WITHHOLD AUTHORITY to vote in favor of such amendment of the 2001 Stock Incentive Plan ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.   ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:
Signature:	Date:

NOTE:	Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.